Exhibit 10.19

Amendment No. 2 to Development
Agreement dated as of September 15, 2004 between
mPhase Technologies, Inc. and
Lucent Technologies Inc.

[All of this Agreement has been omitted and the Company has requested that such Agreement be treated as "Confidential Information" pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission]